Exhibit 99.1

Media Contact

Nikole Johnston

realgoodfoods@powerdigital.com

Investor Contact

Chris Bevenour

ir@realgoodfoods.com

The Real Good Food Company Announces Pricing of Initial Public Offering

(CHERRY HILL, N.J., November 4, 2021) — The Real Good Food Company, Inc. (the “Company”) today announced the pricing of its initial public offering of 5,333,333 shares of its Class A common stock at a public offering price of $12.00 per share (the “Public Offering Price”). In addition, the Company and a selling stockholder, who is an affiliate, granted the underwriters of the offering a 30-day option to purchase up to an additional 800,000 shares of Class A common stock at the Public Offering Price, less underwriting discounts and commissions, of which 416,667 shares are offered by the selling stockholder and 383,333 shares are offered by the Company. The shares are expected to begin trading on the Nasdaq Global Market on November 5, 2021 under the ticker symbol “RGF.” The offering is expected to close on November 9, 2021, subject to the satisfaction of customary closing conditions.

Jefferies and William Blair & Company, L.L.C. are serving as lead book-running managers for the offering. Truist Securities, Inc. and Nomura Securities International, Inc. are serving as book-running managers for the offering.

The gross proceeds to the Company from this offering, before deducting underwriting discounts and commissions and estimated offering expenses, and excluding any exercise of the underwriters’ option to purchase additional shares of Class A common stock, are expected to be approximately $64.0 million. Assuming the full exercise of the option to purchase additional shares, the gross proceeds to the Company are expected to be approximately $68.6 million. The Company will not receive any proceeds from the sale of shares by the selling stockholder.

The offering is being made only by means of a prospectus. A copy of the final prospectus relating to the proposed offering may be obtained, when available, from Jefferies LLC, Attention Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022; by phone at (877) 821-7388; or by e-mail at Prospectus_Department@Jefferies.com; or from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606; by phone at (800) 621-0687; or by e-mail at prospectus@williamblair.com.

A registration statement on Form S-1 (File No. 333-260204) relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. A copy of the registration statement may be accessed through the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Real Good Food Company

Founded in 2016, Real Good Foods develops, markets, and manufactures comfort foods designed to be high in protein, low in sugar, and made from gluten- and grain-free ingredients that are sold in the health and wellness segment of the frozen food category. Its brand commitment, “Real Food You Feel Good About Eating,” represents the Company’s strong belief that, by eating its food, consumers can enjoy more of their favorite foods and, by doing so, live better lives as part of a healthier lifestyle.

Forward-Looking Statements

This press release contains “forward-looking statements,” which are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact, including statements relating to the timing and completion of the offering and the listing of shares, as well as the amount and use of the proceeds from the offering. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital markets conditions, the Company’s business and financial performance, general economic conditions, and other conditions as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict and which may cause actual results to differ materially from those expressed or implied by these forward-looking statements, including the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s registration statement on Form S-1. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the Nasdaq Stock Market, the Company expressly disclaims any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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